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                                                                     EXHIBIT 5.1


                                 April 27, 1999



Rock-Tenn Company
504 Thrasher Street
Norcross, Georgia  30071

             RE:  Rock-Tenn Company -- Registration Statement on Form S-8

Gentlemen:

         I am general counsel for Rock-Tenn Company, a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to (i) 1,500,000 shares of Class A Common Stock, par value $.01 per share, of the Company ("Class A Common Stock") that may be issued by the Company pursuant to the Rock-Tenn 1993 Employee Company Stock Option Plan, as amended (the "Option Plan"), (ii) 660,000 shares of Class A Common Stock that may be issued by the Company pursuant to the Rock-Tenn Company 1993 Employee Stock Purchase Plan, as amended and restated (the "Purchase Plan"), (iii) 146,580 shares of Class A Common Stock and 28,344 shares of Class B Common Stock, par value $.01 per share, of the Company ("Class B Common Stock," together with the Class A Common Stock, the "Common Stock") that may be issued by the Company pursuant to stock options outstanding as of the date hereof that were issued by the Company under employee benefit plans as defined in Rule 405 under the Securities Act of 1933 (such options together with the stock options that may be issued pursuant to the Option Plan, the "Options") and
(iv) 28,344 shares of Class A Common Stock that may be issued upon conversion of the shares of Class B Common Stock referred to in clause (iii) (the "Convertible Securities") (all such shares referred to in clauses (i) through (iv) are referred to herein as the "Shares").

         As such counsel, I have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and as to certificates of public officials, I have assumed the same to have been properly given and to be accurate.

         For purposes of the opinion set forth in clause (ii) below, I have assumed the following: (i) the Shares that may be issued pursuant to the Purchase Plan, upon exercise of the Options and upon conversion of the Convertible Securities will continue to be duly authorized on the dates of such issuance and (ii) on the date on which any Option is exercised, such option will have been duly executed, issued and delivered by the Company and will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

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         The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the corporate law of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, I am of the opinion that:

                   (i)     The Shares are duly authorized.

                  (ii) When the Shares are issued pursuant to the Purchase Plan, upon exercise of the Options or upon conversion of the Convertible Securities, as the case may be, against payment therefor as provided in the Purchase Plan or the Options or upon surrender of such Convertible Securities, as the case may be, such Shares will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and I assume no obligation to advise you after the date hereof of facts or circumstances that come to my attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of Rock-Tenn Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without my prior written consent.

         I consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Robert B. McIntosh





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